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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2005
Date of Report (Date of earliest event reported)

Archipelago Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32274 (Commission File Number)	36-4298373 (I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 960-1696
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On April 20, 2005, Archipelago Holdings, Inc., a Delaware corporation ("Archipelago"), entered into a definitive merger agreement (the "Merger Agreement") with the New York Stock Exchange, Inc., a New York Type A not-for-profit corporation (the "NYSE"), pursuant to which Archipelago and the NYSE have agreed to combine their businesses and become wholly-owned subsidiaries of NYSE Group, Inc. ("Holdco"), a newly-created, for-profit and publicly-traded holding company (the "Transaction"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 which is incorporated herein by reference. The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement.

        Greenhill & Co., LLC served as the Company's financial advisor for the Transaction.

        In addition, in connection with this transaction, Archipelago entered into a letter agreement (the "Letter Agreement") with a stockholder affiliate, Goldman, Sachs & Co. ("GS"), under which GS agreedfacilitate discussions between Archipelago and the NYSE and provide certain valuation analyses. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Letter Agreement set forth herein is qualified in its entirety by reference to the full text of the Letter Agreement.

1. Brief Description of the Material Terms and Conditions of the Agreements

The Merger Agreement

        Under the terms of the Merger Agreement, Archipelago and the NYSE will combine their businesses and become wholly-owned subsidiaries of Holdco in a series of mergers which include (collectively, the "Mergers"):

  (i)
  Immediately prior to the effective time of the Transaction, the NYSE will merge into a newly-created for-profit Delaware corporation ("NYSE Corporation"). In this merger, each issued and outstanding regular membership interest of the NYSE will convert automatically into: (A) one fully paid and nonassessable share of common stock of NYSE Corporation, and (B) the right to receive an amount of cash equal to $300,000.

  (ii)
  At the effective time of the Transaction, NYSE Corporation (the surviving entity of the merger described in (i) above), will merge with and into a newly-created for-profit New York limited liability company and wholly owned subsidiary of Holdco ("NYSE LLC"). In this merger, all of the issued and outstanding shares of NYSE Corporation common stock will convert automatically into the right to receive shares of Holdco common stock. The aggregate amount of Holdco common stock allocated to NYSE Corporation shareholders will equal 70% of the entire issued and outstanding shares of Holdco common stock at the effective time of the Transaction, calculated on a fully diluted basis. However, the aggregate number of shares of Holdco common stock received by NYSE Corporation shareholders in this merger, will be reduced by the number of restricted shares that will be reserved by Holdco for issuance to employees of the NYSE.

  (iii)
  At the effective time of the Transaction, Archipelago will be the surviving entity of a merger with a newly created for-profit Delaware corporation and wholly owned subsidiary of Holdco. In this merger: (i) each issued and outstanding share of Archipelago's common stock $.01 par value per share ("Arca Common Stock") (other than shares held by Archipelago or the NYSE) will convert automatically into the right to receive one share of Holdco common stock; (ii) all outstanding Archipelago stock options, whether vested or unvested, will be converted into options to purchase an equivalent number of shares of Holdco common stock; and (ii) all outstanding Archipelago restricted stock units will be converted into an equal number of restricted stock units of Holdco common stock. The aggregate number of shares (including shares underlying stock options and restricted stock units) to be received by stockholders of Archipelago will equal 30% of the issued and outstanding shares of Holdco common stock at the effective time of the Transaction, calculated on a fully diluted basis. For purposes of calculating the 70% of the issued and outstanding stock allocated to the shareholders of NYSE Corporation in the merger described in (ii) above, the aggregate number Archipelago employee stock options shall be deemed outstanding by applying the treasury stock method described in paragraphs 17-19 of FAS-128 and the average market price of Archipelago common stock during the ten (10) consecutive trading days immediately following the date of the Merger Agreement.

        Each share of Holdco common stock issued to the stockholders of NYSE Corporation in the merger described in (ii) above, will be subject to a three year lock-up period ("Lock-Up Period") during which the shares may not be transferred. The Lock-Up Period begins on the closing date and will be released in equal installments on the third, fourth and fifth anniversary of the closing date. The board of directors of Holdco may however, shorten the Lock-Up Period with respect to all or a portion of the shares.

        Under the terms of the Merger Agreement, the parties will prepare and file with the Securities and Exchange Commission ("SEC") mutually acceptable proxy materials which will constitute a joint proxy statement/prospectus relating to the matters to be submitted to the NYSE members and Archipelago stockholders in connection with the Transaction. In addition, Holdco will prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of its common stock in the Transaction.

        Following the effective time of the Transaction, the Holdco board of directors will consist of 14 members who satisfy the NYSE independence requirements, three of whom will be designated by Archipelago and agreed to by the NYSE, and the remaining members will be the directors of the NYSE immediately prior to the effective time of the Transaction. The Chief Executive Officer of the NYSE immediately prior to the effective time of the Transaction will be the Chief Executive Officer of Holdco.

        The Merger Agreement contains customary representations, warranties and covenants including the representation that each party has received: (i) the requisite approval of its board of directors to enter into the Agreement; and (ii) an opinion of its financial advisor stating, to the effect that the consideration to be received in the Transaction is fair from a financial point of view. Consummation of the Transaction is subject to a number of customary closing conditions, including the receipt of approval by members of the NYSE and stockholders of Archipelago, the receipt of certain governmental consents and approvals, including that of the SEC, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.

        At the effective time of the Transaction, Archipelago and the NYSE each will be required to have a minimum amount of cash at closing. Specifically, Archipelago must have not less than $150 million in cash and the NYSE must have not less than $350 million in cash. To the extent that any party has cash in excess of their required minimum, that party may pay out the excess cash as a dividend to its members or stockholders, as the case may be, subject to the maintenance of the 30:70 ownership ratio of Holdco common stock discussed above in the description of the Mergers.

        The Merger Agreement also contains customary termination provisions which may subject either party, upon termination of the Merger Agreement, to the payment of up to $40 million in termination fees and expense reimbursement. The Merger Agreement also permits either party to terminate the Merger Agreement if the Mergers are not completed by February 1, 2006 (unless such date is extended in accordance with the terms of the Merger Agreement).

        In addition to the Mergers described above, the Merger Agreement also permits the NYSE to reorganize its assets and liabilities following the closing of the Merger transactions. Under the terms of the Merger Agreement the NYSE may: (i) separate the NYSE's regulatory activities and liabilities from its aggregate non-regulatory assets and liabilities; and (ii) contribute of such regulatory activities and liabilities to a New York Type A not-for-profit corporation that is not a subsidiary of Holdco. The NYSE is not obligated to proceed with this reorganization, however, and may decide to forego or amend it.

The Support and Lock-Up Agreement

        Concurrent with the execution of the Merger Agreement, the NYSE has entered into separate Support and Lock-Up Agreements with (i) certain entities affiliated with General Atlantic Partners LLC, (ii) certain entities affiliated with The Goldman Sachs Group, Inc. and (iii) GSP, LLC, an entity affiliated with Mr. Gerald D. Putnam, the Chairman and Chief Executive Officer of Archipelago, the forms of which were attached as exhibits to the Merger Agreement. The Support and Lock-Up Agreements relate to an aggregate of [18,891,075] shares of Archipelago common stock beneficially owned by such entities, or approximately [40.07]% of all of the issued and outstanding shares of Archipelago on a fully diluted basis. Each of the stockholders that executed a Support and Lock-Up Agreement has agreed generally, among other things, subject to the extent applicable to certain limitation on voting set forth in the Certificate of Incorporation of Archipelago

  (i)
  to vote all of the shares of Archipelago common stock owned by it in favor of the Transactions;

  (ii)
  under certain circumstances where the Merger Agreement is terminated and Archipelago is required to pay the termination fee and expenses reimbursement pursuant to the terms of the Merger Agreement, for a period of fifteen months after the termination of the Merger Agreement, not to sell or transfer any shares of Archipelago common stock owned and to vote against other acquisition proposal, provided that the requirement to vote against other acquisition proposal shall only apply to an aggregate number of shares of Archipelago common stock owned by the stockholders equal to 30% of the issued and outstanding shares of Archipelago common stock;

  (iii)
  not to transfer or sell its shares Archipelago common stock until the closing of the Transactions contemplated by the Merger Agreement or the termination of the Merger Agreement; and

  (iv)
  not to transfer or sell any shares of Holdco Common Stock received in exchange for its shares of Archipelago Common Stock for a certain period of time following the Effective Time.

        Copies of the forms of Support and Lock-Up Agreements are included herein as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference. The foregoing description of the forms of Support and Lock-Up Agreements is qualified in its entirety by reference to the full text of the forms of Support and Lock-Up Agreements.

Letter Agreement

        Under the Letter Agreement, GS undertook to provide services to the Company in connection with the Transaction, including facilitating discussions between the parties and providing certain valuation analyses.

        Under the terms of the Letter Agreement, the Company agreed to pay GS a transaction fee of $3.5 million in cash upon consummation of a transaction. Under the terms of the Letter Agreement, in the event the transaction is terminated or not consummated, the Company will pay GS a transaction fee to be mutually agreed upon between the parties. The Company also agreed to reimburse GS periodically (upon request, and upon consummation of the transaction or upon termination of services) for one-half of GS's reasonable out-of-pocket expenses, including the fees and disbursements of attorneys, plus any sales, use or similar taxes. The fees and disbursements of counsel to be reimbursed under the Letter Agreement shall not exceed $50,000 without the prior written consent of the Company.

        In the Letter Agreement, the Company: (i) consented to GS rendering services to the NYSE in connection with the transaction while rendering services to the Company; and (ii) waived any claim of conflict of interest with respect to GS's rendering services for both the Company and the NYSE in connection with the transaction.

2. Material Relationships of the Parties

Archipelago and GS

        Currently, the parent company of GS, The Goldman Sachs Group, Inc., indirectly owns approximately 7,305,722 shares, or approximately 15.5%, of Archipelago's outstanding common stock through its affiliates and subsidiaries. In addition, Archipelago has entered into various commercial arrangements with certain subsidiaries and affiliates of The Goldman Sachs Group, Inc. A more detailed description of the relationships between Archipelago and The Goldman Sachs Group, Inc., including their respective affiliates, is contained in Archipelago's Proxy Statement dated March 31, 2005 which is available at the SEC's website (http://www.sec.gov).

Future SEC Filings and this Filing: Important Merger Information

        In connection with the proposed merger of Archipelago and the NYSE, the parties intend to file relevant materials with the SEC, including a joint proxy statement/prospectus regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Archipelago and the NYSE without charge, at the SEC's website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

        Archipelago, NYSE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago stockholders in respect of the proposed transaction. Information regarding Archipelago's directors and executive officers is available in Archipelago's proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This filing (including the exhibits hereto) shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

        Certain statements in this filing (including the exhibits hereto) may contain forward-looking information regarding Archipelago, the NYSE and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving Archipelago and the NYSE, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Archipelago's and the NYSE's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Archipelago stockholders or NYSE members to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in the Archipelago's filings with the SEC, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on Archipelago's website at http://www.Archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this filing. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of April 20, 2005, by and among the New York Stock Exchange, Inc., Archipelago Holdings, Inc., and such other parties that become signatories thereto pursuant to the terms thereof.
10.1	Letter Agreement between Goldman, Sachs & Co. and Archipelago Holdings, Inc.
99.1
Form of Support and Lock-Up Agreement between the New York Stock Exchange, GS Archipelago Investment, L.L.C. and SLK-Hull Derivatives LLC/Goldman Sachs Execution & Clearing, L.P. (incorporated by reference to Exhibit A to Exhibit 2.1 to this report).
99.2
Form of Support and Lock-Up Agreement between the New York Stock Exchange and General Atlantic Partners 77, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P. and GAPCO GmbH & Co. KG (incorporated by reference to Exhibit B to Exhibit 2.1 to this report).
99.3	Form of Support and Lock-Up Agreement between the New York Stock Exchange and GSP, LLC (incorporated by reference to Exhibit C to Exhibit 2.1 to this report).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	Archipelago Holdings, Inc.
/s/ NELSON CHAI Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of April 20, 2005, by and among the New York Stock Exchange, Inc., Archipelago Holdings, Inc., and such other parties that become signatories thereto pursuant to the terms thereof.
10.1	Letter Agreement between Goldman, Sachs & Co. and Archipelago Holdings, Inc.
99.1
Form of Support and Lock-Up Agreement between the New York Stock Exchange, GS Archipelago Investment, L.L.C. and SLK-Hull Derivatives LLC/Goldman Sachs Execution & Clearing, L.P. (incorporated by reference to Exhibit A to Exhibit 2.1 to this report).
99.2
Form of Support and Lock-Up Agreement between the New York Stock Exchange and General Atlantic Partners 77, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P. and GAPCO GmbH & Co. KG (incorporated by reference to Exhibit B to Exhibit 2.1 to this report).
99.3	Form of Support and Lock-Up Agreement between the New York Stock Exchange and GSP, LLC (incorporated by reference to Exhibit C to Exhibit 2.1 to this report).

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SIGNATURE
INDEX TO EXHIBITS